Colmena Corp.
                      A publicly held Delaware corporation
                              (Stock Symbol "CLME")

                               www.colmenacorp.com


Edward C. Dmytryk
President & Chief Executive Officer

Anthony Q. Joffe
Chairman of the Board

Vanessa H. Lindsey
Vice President, Secretary, & Chief Administrative Officer

Anthony Q. Joffe;  Lawrence R. Van Etten;  Vanessa H. Lindsey;
Charles J. Champion, Jr;  Robert S. Gigliotti, Edward C. Dmytryk

                               Board of Directors









ADMINISTRATIVE & EXECUTIVE OFFICES

                1941 Southeast 51st Terrace; Ocala, Florida 34471
                  Telephone (352) 694-6661; Fax (352) 694-1325
                       e-mail,Vanessa@yankeecompanies.com

                            Crystal Corporate Center
                     2500 North Military Trail, Suite 225-D;
                           Boca Raton, Florida 33431
                  Telephone (561) 998-3435; Fax (561) 998-4635
                         e-mail charles@colmenacorp.com
                           -----------------------

                                             Respond to Ocala address

                                 August 17, 2001


Board of Directors
Colmena Corp.
1941 Southeast 51st Terrace
Ocala, FL 34471

                           Re: Audit Committee Report

Ladies and Gentlemen:

     Pursuant to the requirements of Regulation S-B (Reg.ss.228.306), the undersigned members of the Audit Committee for Colmena Corp. ("Committee") certify as follows:

         (1) The Committee has reviewed and discussed with management the audited financial statements for the year ended September 30, 1999;

         (2) The Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

         (3) The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accounts' independence; and the Committee recommends to the Board

         (4) Based on the review and discussion referred to in paragraphs (1) through (3) above,



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               of Directors that the audited  financial  statements for the year ended September 30, 1999, be included in Colmena Corp.'s Annual Report on Form 10-KSB (17 CFR 249.310b) for filing with the Securities and Exchange Commission.


                                Very truly yours,

                          Colmena Corp. Audit Committee

                        /s/ Charles J. Champion, Jr. /s/

                            Charles J. Champion, Jr.
                               Committee Chairman

                          /s/ Robert S. Gigliotti /s/

                               Robert S. Gigliotti
                                Committee Member




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